  POWER OF ATTORNEY

     Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates AV Partners VII, L.P. or such other person or entity as is designated in writing by Kevin Kunz (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting
Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such
Reporting Person may be required to file with the United States Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports")
with respect to each Reporting Person's ownership of, or transactions in securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person
(collectively, the "Companies").

     Each Reporting Person hereby further authorizes and designates Kevin Kunz (the "Authorized
Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

     The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

February ___, 2003                    AV PARTNERS VII, L.P.
                                      a Delaware Limited Partnership

                                      By:  /s/ Kenneth P. DeAngelis

February ___, 2003                    AUSTIN VENTURES VII, L.P.,
                                      a Delaware Limited Partnership

                                      By:  AV Partners VII, L.P.,
                                           Its General Partner

                                      By:  /s/ Kenneth P. DeAngelis